UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2021

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way

Windsor, Ontario

Canada

N8T 3R9

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered

None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, the Board of Directors (the “Board”) of CEN Biotech, Inc., a Corporation incorporated under the laws of Canada operating in the Province of Ontario (the “Company”) appointed Mr. Bahige (Bill) Chaaban to serve as Chief Executive Officer of the Company effective April 19, 2021.  Mr. Chaaban is currently the Chairman of the Company’s Board and served as our Interim CEO since November 13, 2019 until April 19, 2021.  Previously, Mr. Chaaban served as the Chief Executive Officer of the Company from the Company’s inception in August 2013 until July 2017.

On the same date, the Board appointed Mr. Joseph (Joe) Byrne to serve as President and a member of the Board of the Company effective April 19, 2021. On the same, date, the Board appointed Mr. Rick Purdy to serve as a member of the Board of the Company effective April 19, 2021. On the same, date, the Board appointed Mr. Jeffrey Thomas to serve as a member of the Board of the Company effective April 19, 2021.

There are no family relationships between the foregoing appointees and any director or executive officer of the Company, except that Alex Tarrabain, the Company’s Chief Financial Officer and a member of the Board, and Bill Chaaban are brothers-in-law.

Bahige (Bill) Chaaban, age 49, is currently the Chairman of the Company’s Board, and served as our Interim CEO since July 2017 until April 18, 2021. Previously, Mr. Chaaban served as the Chief Executive Officer of the Company from the Company’s inception in August 2013 until July 2017.Mr. Chaaban founded and served as President of CGIA, Inc., Supplement Group, Inc., F1 Fulfillment, Inc., and Fitness One, Inc. from October 1998 until April, 2016. Mr. Chaaban has over 30 years of experience in the nutrition industry, including, retail, online and wholesale sales, and design and manufacturing of dietary supplements. Mr. Chaaban served as the Chief Executive Officer of Creative Edge Nutrition, Inc. from April 2012 until December 2014. Mr. Chaaban was the founder of Edge Nutrition, which operated retail nutrition stores in the USA and Canada. Mr. Chaaban is a licensed attorney in the USA and Canada. He holds a Bachelor of Commerce degree from the University of Alberta; a Bachelor of Law degree from the University of Windsor; a Juris Doctor from the University of Detroit Mercy; a Master of Laws degree from Wayne State University; and an Honorary Doctorate from the International Personnel Academy. Mr. Chaaban founded and served as President of CGIA, Inc., Supplement Group, Inc., F1 Fulfillment, Inc., and Fitness One, Inc. Mr. Chaaban determined that he could not devote the time necessary to CEN and these businesses. After careful deliberation, these businesses were closed in April, 2016 and bankruptcies were filed for each in April, 2016.

Mr. Chaaban has made several loans to the Company. In March 2018, Mr. Chaaban fully assigned and transferred all rights, title, and interests in his loans and related accrued interest due from the Company to his spouse: (i) in December 2014, a loan of $113,348 which bears interest at 10% per annum and is unsecured, this note was extended until December 31, 2018 and is currently in default; (ii) in 2015, several notes aggregating $110,386 which bears interest at 10% per annum, these notes were due December 31, 2018 and are currently in default; (iii) in 2016, Bill Chaaban made four additional loans with an aggregate principal balance of approximately $13,119 which bears interest of 10% per annum, these notes were due December 31, 2018 and are currently in default; and (iv) two convertible notes totaling $1,388,122 which bear interest at 12% per annum, these notes were due December 31, 2018 and have conversion options totaling 867,576 common shares and are currently in default. During October 2017, R&D Labs Canada, Inc, whose President is Bill Chaaban and which is owned by Mr. Chaaban’s spouse, made a loan of $300,000 to the Company which bears interest at 8% per annum. This note was due October 2, 2019 and is currently in default. The Company also leased office space in Windsor, Ontario from RN Holdings LTD. The lease commenced on October 1, 2017 with R&D Labs (whose President is Bill Chaaban) and was subsequently assigned by R&D Labs to RN Holdings Ltd (a third-party) on May 8, 2019 when RN Holdings LTD purchased the building. The lease calls for monthly rental payments ranging from $2,608 to $3,390 through September 2027. Effective August 1, 2020, the Company ceased making payments and abandoned the leased space.

On December 14, 2017, the Company entered into a Controlling Interest Purchase Agreement (the “Agreement”) with Mr. Chaaban and Usamakh Saadikh, a member of the Company’s Board of Directors. Under the terms of the Agreement, the Company will acquire (the “Acquisition”) 51% of the outstanding equity interests in Cen Biotech Ukraine LLC (“Cen Ukraine”), a corporation that is organized and has its principal offices in Ukraine. The consideration will be paid by issuing common shares of the Company. The agreement, which is subject to certain conditions, has not yet closed. There are advances of $1,179,328 and $1,065,328 to CEN Ukraine as of December 31, 2020 and 2019, respectively, which were made for the purpose of funding the operations of CEN Ukraine. Mr. Chaaban and Usamakh Saadikh each directly own 25.5% of CEN Ukraine respectively. The remaining 49% of CEN Ukraine is owned by XN Pharma, which is an entity jointly owned by Mr. Chaaban and Usamakh Saadikh. Mr. Chaaban and Usamakh Saadikh do not currently hold any positions with CEN Ukraine. CEN Ukraine is operated and controlled by its sole director. Pursuant to Ukrainian law, stockholders of a company do not have the ability to control the company or the actions of its director. During 2017, the Company purchased equipment from R&D Labs Canada, Inc., whose president is Bill Chaaban, in exchange for a $300,000 note payable. This equipment was then sold to CEN Ukraine for a loss of $255,141 in exchange for a $44,859 note receivable, payable in 10 equal installments through 2026. To date, no payments have been received on this note receivable.

Joseph Byrne, age 68, previously served as the Chief Executive Officer and member of the Board of the Company from July 2017 until November 13, 2019. Since 1997, Mr. Byrne has been the owner Hickey Byrne Law Firm where he oversees the practice. Mr. Byrne was elected to municipal council in 1974 and served on council for 11 years. As a municipal councilor and later as Deputy-Reeve and County Councillor, he served on and chaired all major municipal and county committees including, but not limited to Finance, Roads, and Government Restructure. Mr. Byrne is a long-standing member and Past Chair of the Board of Directors for the Windsor Essex Economic Development Commission until 2015. Joseph Byrne has also written and published five books, including two hockey stories, The Magic of Hockey (White Snow Blackout) and award winning The Jim Mahon Story, and three books in the Farm Culture series, Senses of Autumn, Of Great Character and Wheatfields. Mr. Byrne is a successful, resourceful, results-driven lawyer, lifelong farmer and author. His diverse career and experience in the political and private business sector is complemented by significant farming and community involvement. Joseph is a highly effective communicator and leader, adept at articulating a compelling vision of strategic focus. Mr. Byrne holds a BA and MA in Geography from the University of Windsor and Bachelor of Laws from the University of Windsor. Mr. Byrne’s extensive experience in the business world combined with his knowledge of the law and farming offer a unique and robust perspective to the Company. A loan totaling $17,901 was made to Emergence Global Enterprises Inc. (“Emergence Global”) as of December 31, 2020. The loan was made for the business purpose of assisting Emergence with operating expenses. Mr. Byrne has served as the Chief Executive Officer and Director of Emergence Global since January 11, 2019. Joe Byrne holds long term convertible note payable issued $224,191. The notes payable to Mr. Byrne bear interest at 12% per annum and are currently in default. These notes are convertible to 140,719 common shares of the Company.  In January 2018, Joe Byrne and his spouse, made short-term loans totaling $150,000 to the Company. The short-term notes bear interest in the form of common shares at a rate of 1,000 common shares per $25,000 per month and mature monthly.

Mr. Rick Purdy, age 45, is President of Herc Holdings, Inc., and has served in such capacity since January 1, 2006. Rick is also involved with real estate development, oil and gas environmental technologies and nutraceutical natural health products. He founded Canada’s largest and first commercial scale indoor aquaponic vertical farm over 12 years ago outside of Edmonton, Alberta. We believe that Rick’s extensive experience in agriculture and market development will bring a great amount of know-how and ability to the Board. Mr. Purdy also served as a member of the board of directors for Mineworx Technologies, Inc. from June 4, 2015 to April 14, 2020. Mr. Purdy also served as a member of the board of directors for Health Logic Interactive Inc. from July 9, 2020 to April 14, 2020.

Mr. Jeffrey Thomas, age 46, is Director of Product Development for Emergence Global and has been the president of NuBreed Nutrition Inc. since February 2, 2015 Mr. Thomas has over 20 years’ experience in product development, manufacturing and export regulations in the food and nutrition industries. We believe that his expertise in development will provide the Company with extensive knowledge on import and export requirements and doing business in foreign markets. As disclosed above, a loan totaling $17,901 was made to Emergence Global Enterprises Inc. (“Emergence Global”) as of December 31, 2020. The loan was made for the business purpose of assisting Emergence with operating expenses.

Mr. Thomas and Mr. Purdy will serve as independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Item 7.01 Regulation FD Disclosure.

On April 19, 2021, the Company issued a press release announcing the new officer and director appointments disclosed above (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1**	Press Release dated April 19, 2021.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: April 19, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Chief Executive Officer (principal executive officer)